Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE
Consent
We consent to the incorporation by reference in the following Registration Statements:
1)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-209410) pertaining to the 2011 Option Plan, 2016 Share Option and Incentive Plan, and Non-Plan Share Options of BeOne Medicines Ltd.,
2)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-214064) pertaining to the 2011 Option Plan of BeOne Medicines Ltd.,
3)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-216885) pertaining to the 2016 Share Option and Incentive Plan of BeOne Medicines Ltd.,
4)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-223319) pertaining to the 2016 Share Option and Incentive Plan, as amended, of BeOne Medicines Ltd.,
5)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-225543) pertaining to the 2018 Employee Share Purchase Plan and the 2018 Inducement Equity Plan of BeOne Medicines Ltd.,
6)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-228786) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan and the Second Amended and Restated 2018 Employee Share Purchase Plan of BeOne Medicines Ltd.,
7)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-241697) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeOne Medicines Ltd.,
8)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-266639) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeOne Medicines Ltd.,
9)Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-279980) pertaining to the Third Amended and Restated 2016 Share Option and Incentive Plan and the Fourth Amended and Restated 2018 Employee Share Purchase Plan of BeOne Medicines Ltd.,
10)Post Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-271762) of BeOne Medicines Ltd. and the related prospectus, and
11)Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-271765) of BeOne Medicines Ltd. and the related prospectus;
of our reports dated February 26, 2026, with respect to the consolidated financial statements of BeOne Medicines Ltd. and the effectiveness of internal control over financial reporting of BeOne Medicines Ltd. included in this Annual Report (Form 10-K) of BeOne Medicines Ltd. for the year ended December 31, 2025.

Report on Schedule
To the Shareholders and the Board of Directors of BeOne Medicines Ltd.
We have audited the consolidated financial statements of BeOne Medicines Ltd. (the “Company”) as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, and have issued our report thereon dated February 26, 2026 included elsewhere in this Form 10-K. Our audits of the consolidated financial statements included the financial statement schedule listed in Item 15 of this Form 10-K (the “schedule”). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s schedule, based on our audits.
In our opinion, the schedule presents fairly, in all material respects, the information set forth therein when considered in conjunction with the consolidated financial statements.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 26, 2026